EXHIBIT 21.1

Health Care Property Investors, Inc.

List of Subsidiaries

Health Care Property Partners, a California general partnership
HCPI/San Antonio Limited Partnership, a Delaware limited partnership
HCPI/Kansas Limited Partnership, a Delaware limited partnership
HCPI/Little Rock, Limited Partnership, a Delaware limited partnership
HCPI/Colorado Springs Limited Partnership, a Delaware limited partnership
Fayetteville Health Associates Limited Partnership, a Delaware limited partnership
Wichita Health Associates Limited Partnership, a Delaware limited partnership
HCPI/Indiana, LLC, a Delaware LLC
HCPI/Utah, LLC, a Delaware LLC
Davis North I, LLC, a Delaware LLC
HCPI/Utah II, LLC, a Delaware LLC
HCPI/Stansbury, LLC, a Delaware LLC
HCPI/Wesley, LLC, a Delaware LLC
Edgewood Assisted Living Center, LLC, a Michigan LLC
Seminole Shores Living Center, LLC, a Michigan LLC
Greenleaf Living Center, LLC, a Michigan LLC
Arborwood Living Center, a Michigan LLC
Perris-Cal Associates, LLC, a California LLC
Ft. Worth-Cal Associates, LLC, a California LLC
Louisiana-Two Associates, LLC, a California LLC
Vista-Cal Associates, LLC, a California LLC
Statesboro Associates, LLC, a California LLC
ARC Richmond Place Real Estate Holdings, LLC, a Delaware LLC
ARC Holland Real Estate Holdings, LLC, a Delaware LLC
ARC Lake Seminole Square Real Estate Holdings, LLC, a Delaware LLC
ARC Sun City Center Real Estate Holdings, LLC, a Delaware LLC
ARC LaBarc Real Estate Holdings, LLC
ARC Brandywine Real Estate Holdings, LLC, a Delaware LLC
HCPI/Tennessee, LLC, a Delaware LLC
Medical Office Buildings of California, LLC, a Delaware LLC
Medical Office Buildings of Utah, LLC, a Delaware LLC
Westminster HCP, LLC, a Delaware LLC
HCP Medical Office Portfolio LLC, a Delaware LLC
Texas HCP, Inc., a Maryland corporation
Texas HCP G.P., Inc., a Delaware corporation
HCPI Mortgage Corp., a Delaware corporation
HCPI Knightdale, Inc., a Delaware corporation
HCPI Trust, a Maryland trust
Health Care Investors III, a California general partnership
AHP of Nevada, Inc., a Nevada corporation
AHP of Washington, Inc. a Washington corporation
Texas HCP Medical G.P., Inc. a Delaware corporation

Texas HCP Holding, L.P., a Delaware limited partnership
Texas HCP Medical Office Buildings, L.P., a Delaware limited partnership
Meadowdome LLC, a Maryland LLC
Birmingham HCP, a Delaware LLC
Jackson HCP, LLC, a Delaware LLC
Tampa HCP, LLC, a Delaware LLC
HCP Medical Office Buildings I, LLC, a Delaware LLC
HCP Medical Office Buildings II, LLC, a Delaware LLC
HCPI/Idaho Falls, LLC, a Delaware LLC
HCP MOP Member, LLC, a Delaware LLC
Medical Office Buildings of Colorado II, LLC, a Delaware LLC
Medical Office Buildings of Nevada Southern Hills, LLC, a Delaware LLC
Medical Office Buildings of Reston, LLC, a Delaware LLC
McKinney HCP GP, LLC, a Delaware LLC
McKinney HCP, L.P., a Delaware limited partnership
Medcap HCPI Development, LLC, a Delaware LLC
Aurora HCP, LLC, a Delaware LLC
Emeritus Realty III, a Delaware LLC
Emeritus Realty V, LLC, a Delaware LLC
ESC-La Casa Grande, LLC, a Delaware LLC
HCP 1101 Madison MOB, LLC, a Delaware LLC
HCP 600 Broadway MOB, LLC, a Delaware LLC
HCP Arnold MOB, LLC, a Delaware LLC
HCP Ballard MOB, LLC, a Delaware LLC
HCP NE Retail, LLC, a Delaware LLC
HCP TRS, Inc., a Delaware corporation
HCP Virginia, Inc., a Delaware corporation
Mission Springs AL, LLC, a Delaware LLC
Overland Park AL, LLC, a Delaware LLC
MOB/GP-West Houston, LLC, a Delaware LLC
MOB-West Houston, L.P., a Delaware limited partnership
MOB/Bay-1 of Florida, LLC, a Delaware LLC